[FIRST BANK SYSTEM LOGO]                                            EXHIBIT 99.1
                                                                    ------------

601 Second Avenue South                   Contact:
Minneapolis, MN 55402-4302                --------
                            Wendy L. Raway      John R. Danielson
                            Media Relations     Investor Relations
                            (612) 973-2429      (612) 973-2261


             FIRST BANK SYSTEM REPORTS FIRST QUARTER 1994 EARNINGS
             -----------------------------------------------------



- ------------------------------------------------------------------------
                                                  1Q      1Q    PERCENT
    EARNINGS SUMMARY                             1994    1993   CHANGE
- ------------------------------------------------------------------------
    Net income (in millions)                    $ 98.5  $ 77.5    27.1
    Primary earnings per common share             0.84    0.61    37.7
    Dividends paid per common share               0.29    0.25    16.0
    Book value per common share (period-end)     18.84   17.29     9.0

    Return on average common equity (%)           18.8    14.7
    Return on average assets (%)                  1.59    1.25
- ------------------------------------------------------------------------

MINNEAPOLIS, April 14, 1994 -- First Bank System, Inc. (NYSE: FBS) today reported first quarter earnings of $98.5 million, or $0.84 per share, compared with $77.5 million, or $0.61 per share, in the first quarter of 1993. Return on average assets and return on average common equity in the first quarter of 1994 were 1.59 percent and 18.8 percent, respectively, compared with returns of 1.25 percent and 14.7 percent in the first quarter of 1993.

   The strong results for the first quarter reflect loan and fee income growth, tight expense control, continued improvement in credit quality and effective capital management.

   Included in the results for the first quarter of 1994 were increases in net interest income on a taxable-equivalent basis of $6.8 million, or 2.4 percent, and noninterest income of $10.6 million, or 7.5 percent, and a decrease in noninterest expense of $4.2 million, or 1.6 percent. Noninterest income was higher as a result of growth in fee revenues, primarily from the credit card and trust businesses. The decrease in noninterest expense reflects cost savings from the integration of

First Bank System Reports First Quarter 1994 Results
April 14, 1994
Page 2



recent acquisitions. The efficiency ratio, or ratio of expenses to revenues, for the first quarter of 1994 improved to 58.0 percent, from 61.4 percent for the same quarter last year. The reduction in the provision for credit losses of $14.1 million, or 37 percent, was driven by continued declines in net charge-offs and in nonperforming assets.

   Earnings per share in the first quarter of 1994 reflects the impact of the repurchase of 4.0 million average shares. These shares were repurchased beginning in October of 1993 in anticipation of their reissuance in connection with the acquisition of Boulevard Bancorp, which resulted in the issuance of 6.2 million shares on March 25, 1994. Without the effect of the share repurchases during the first quarter, return on average common equity would have been 17.8 percent.

   Nonperforming assets dropped to $217.7 million at March 31, 1994, a decrease of $8.3 million, or 3.7 percent, from December 31, 1993, and $156.7 million, or
41.9 percent, from March 31, 1993, despite the addition of $29.3 million in nonperforming assets with the acquisition of Boulevard Bancorp. The ratio of the allowance for credit losses to nonperforming loans continues to indicate very strong reserve coverage, increasing to 293 percent, from 269 percent at the end of 1993 and 186 percent at March 31, 1993.

   First Bank System's Chairman, President and Chief Executive Officer, John F. Grundhofer, said, "We are pleased to report the continuing trend of strong quarterly operating results, reflecting higher fee income and lower operating expenses. This quarter also marked our entry in the Chicago market with the purchase of Boulevard Bancorp. We plan to convert Boulevard's systems in April, which will allow us to begin selling First Bank products to consumers in the Chicago area within a month of closing the transaction." Grundhofer added, "We also are excited about the new First Bank System/Northwest Airlines WorldPerks credit card program." On January 26, 1994, Northwest Airlines announced that it had selected First Bank System to be its

First Bank System Reports First Quarter 1994 Results
April 14, 1994
Page 3



bank credit card marketing partner. By the end of first quarter, First Bank System had opened well over 100,000 WorldPerks customer accounts.

   On March 25, 1994, First Bank System completed its previously announced purchase of Boulevard Bancorp, Inc. of Chicago, a commercial bank holding company with $1.6 billion in assets and $1.2 billion in deposits. The transaction was accounted for as a purchase, and therefore, had no significant effect on first quarter earnings.

- ----------------------------------------------------------------------------
       INCOME STATEMENT HIGHLIGHTS
- ----------------------------------------------------------------------------
       (Taxable-equivalent basis, $ in millions)       1Q      1Q    PERCENT
                                                      1994    1993   CHANGE
                                                   -------------------------
       Net interest income                           $285.0  $278.2     2.4
       Provision for credit losses                     24.0    38.1   (37.0)
       Noninterest income                             151.8   141.2     7.5
       Noninterest expense                            253.3   257.5    (1.6)
                                                   ----------------

       Income before taxes                            159.5   123.8    28.8
       Taxable-equivalent adjustment                    3.7     5.0   (26.0)
       Income taxes                                    57.3    41.3    38.7
                                                   ----------------

       Net income                                    $ 98.5  $ 77.5    27.1
                                                   ================

       Net interest margin (%)                         5.19    5.07
       Efficiency ratio (%)                            58.0    61.4
- ----------------------------------------------------------------------------


   First quarter net interest income on a taxable-equivalent basis was $285 million, an increase of $6.8 million, or 2.4 percent, from the first quarter of 1993. The improvement in net interest income reflects increases in loans and noninterest-bearing deposits. Average loans for the first quarter totaled $18.0 billion, or 8.1 percent higher than the total of $16.7 billion in the first quarter of last year, reflecting growth in loans to financial institutions and small business and middle market loans, as well as home equity and second mortgage loans. Average noninterest bearing deposits increased $1.1 billion, or
21.3 percent, over the same period. Approximately one-half of the increase in average loans and three-quarters of the increase in noninterest-bearing

First Bank System Reports First Quarter 1994 Results
April 14, 1994
Page 4



deposits during the first quarter, as compared with the same period in 1993, were attributable to cyclical activity in the Company's portfolio of secured loans to mortgage banking firms and related escrow balances.

   The net interest margin on a taxable-equivalent basis was 5.19 percent in the first quarter of 1994, compared with 5.07 percent in the first quarter of 1993. The 12 basis-point improvement was attributable primarily to a decrease in funding costs.

   First quarter net interest income on a taxable-equivalent basis decreased $8.3 million, or 2.8 percent, from the fourth quarter of 1993, primarily the result of lower average loans and noninterest-bearing deposits. Total average loans decreased by $785 million from last quarter, reflecting a $1 billion decline in the balances of loans to mortgage bankers and residential mortgage loans held for sale. Partially offsetting this decrease were increases in commercial loans, mainly in small business and middle marketing lending, and home equity loans. The $1.1 billion, or 14.7 percent, decrease in the balance of average noninterest-bearing deposits, this quarter compared to the fourth quarter of 1993, was related in large part to the decrease in loans to finance mortgage banking activities. Net interest margin in the first quarter of 1994 was 19 basis points higher than in the fourth quarter as a result of the effect of fewer days in the quarter, as well as the decrease in lower margin loans to mortgage bankers.

First Bank System Reports First Quarter 1994 Results
April 14, 1994
Page 5

- ---------------------------------------------------------------
      NONINTEREST INCOME
- ---------------------------------------------------------------
      ($ in millions)                   1Q      1Q     PERCENT
                                       1994    1993    CHANGE
                                       ------------------------
      Trust fees                       $ 38.5  $ 35.5     8.5
      Credit card fees                   36.0    28.5    26.3
      Service charges                    29.4    30.3    (3.0)
      Insurance commissions               5.0     5.3    (5.7)
      Trading account profits             2.7     2.6     3.8
      Investment securities gains          --     0.3  (100.0)
      Other                              40.2    38.7     3.9
                                       --------------
       Total noninterest income        $151.8  $141.2     7.5
                                       ==============
- -------------------------------------------------------------

   First quarter noninterest income was $151.8 million, an increase of $10.6 million, or 7.5 percent, from the same quarter of 1993. Trust fees and credit card fees for the quarter increased $10.5 million, or 16.4 percent, from the first quarter of 1993. Most of the increase occurred in credit card fees, reflecting higher sales volume for Corporate Card, Procurement Card, and merchant card processing. Trust fees for the quarter were up from the first quarter of 1993 level as a result of increased corporate trust fee revenue.

- -------------------------------------------------------------------------
NONINTEREST EXPENSE
- -------------------------------------------------------------------------
      ($ in millions)                           1Q        1Q     PERCENT
                                               1994      1993    CHANGE
                                               --------------------------
      Salaries                                 $ 94.2    $ 99.5     (5.3)
      Employee benefits                          23.7      24.8     (4.4)
      Net occupancy                              21.5      24.6    (12.6)
      Furniture and equipment                    19.1      17.2     11.0
      FDIC insurance                             11.5      11.8     (2.5)
      Advertising                                 8.1       4.7     72.3
      Amortization of goodwill and intangibles    8.0       7.5      6.7
      Professional services                       6.5       8.3    (21.7)
      Other real estate                            --      (0.8)     nm
      Other                                      60.7      59.9      1.3
                                               ----------------
       Total noninterest expense               $253.3    $257.5     (1.6)
                                               ================
- -------------------------------------------------------------------------

First Bank System Reports First Quarter 1994 Results
April 14, 1994
Page 6

   First quarter noninterest expense was lower by $4.2 million, or 1.6 percent, than in the first quarter of 1993. The decrease in expenses reflects the benefits of integrating recent acquisitions.

   Total salaries and benefits expense for the first quarter decreased by $6.4 million, or 5.1 percent, from that of the first quarter of 1993. Average full-time equivalent employees decreased by 7.2 percent, to 11,815 in the first quarter of 1994, from 12,735 in the first quarter of 1993. As compared to the first quarter of 1993, first quarter net occupancy and equipment expense decreased by $1.2 million, or 2.9 percent. Advertising expense increased $3.4 million, or 72.3 percent, over the 1993 level, reflecting expanded marketing efforts in the growing consumer asset businesses.

   First quarter provision for credit losses was lower by $14.1 million than in the first quarter of 1993. Commercial loan net charge-offs for the quarter were lower by $17.7 million, or 78.0 percent, and consumer loan net charge-offs were essentially unchanged. The lower provision and net charge-offs for the quarter resulted from improved credit quality.

- --------------------------------------------------------------
ALLOWANCE FOR CREDIT LOSSES
- --------------------------------------------------------------
($ in millions)
                                        1Q       4Q      1Q
                                       1994     1993    1993
                                      ------------------------
Balance, beginning of period          $423.2   $427.2  $448.0

Net charge-offs
    Commercial                           5.0      7.8    22.7
    Consumer                            20.6     23.2    20.1
                                      ------------------------
    Total                               25.6     31.0    42.8

Provision for credit losses             24.0     27.0    38.1
Asset acquisition additions             20.9       --      --
                                      ------------------------

Balance, end of period                $442.5   $423.2  $443.3
                                      ========================
Net charge-offs to average loans (%)    0.58     0.65    1.04
Allowance for credit losses to
    period-end loans (%)                2.42     2.25    2.62
- --------------------------------------------------------------

First Bank System Reports First Quarter 1994 Results
April 14, 1994
Page 7

   The allowance for credit losses was $442.5 million at March 31, 1994, down slightly from $443.3 million at March 31, 1993 and up from $423.2 million at December 31, 1993. The increase from year-end includes the addition of $20.2 million of allowance from the Boulevard Bancorp acquisition. The ratio of allowance for credit losses to nonperforming loans continues to indicate strong reserve coverage, increasing - despite lower provisions - to 293 percent at the end of the first quarter of 1994, compared with 269 percent at the end of 1993 and 186 percent at the end of the first quarter of 1993.

- --------------------------------------------------------------------------------
    ASSET QUALITY
- --------------------------------------------------------------------------------
    ($ in millions)
                                          MAR 31  DEC 31  SEP 30  JUN 30  MAR 31
                                           1994    1993    1993    1993    1993
                                       -----------------------------------------
    Nonperforming loans
       Commercial and financial           $ 33.0  $ 43.1  $ 52.2  $ 66.8  $ 74.3
       HLTs                                 16.1    20.1    27.4    67.2    56.7
       Commercial real estate               46.4    39.1    41.6    55.2    68.3
       Consumer                             55.3    55.3    62.3    37.5    38.6
                                       -----------------------------------------
       Total                               150.8   157.6   183.5   226.7   237.9

    Other real estate                       66.3    67.4    81.1    99.4   133.1
    Other nonperforming assets               0.6     1.0     2.2     2.4     3.4
                                       -----------------------------------------

    Total nonperforming assets            $217.7  $226.0  $266.8  $328.5  $374.4
                                       =========================================

    Accruing loans 90 days past due       $ 26.7  $ 31.2  $ 32.1  $ 25.1  $ 28.4
                                       =========================================

    Allowance to nonperforming loans (%)     293     269     233     192     186
    Allowance to nonperforming assets (%)    203     187     160     132     118
    Nonperforming assets to loans
       plus ORE (%)                         1.19    1.20    1.43    1.82    2.20
- --------------------------------------------------------------------------------

   Nonperforming assets at March 31, 1994 totaled $217.7 million, down by $8.3 million, or 3.7 percent, from the end of 1993, and by $156.7 million, or 41.9 percent, from the total at March 31, 1993. The ratio of nonperforming assets to loans and other real estate improved to 1.19 percent at March 31, 1994, from
1.20 percent at December 31, 1993 and 2.20 percent at March 31, 1993.

First Bank System Reports First Quarter 1994 Results
April 14, 1994
Page 8



The acquisition of Boulevard Bancorp added $22.4 million to nonperforming loans and $6.9 million to other real estate in the first quarter of 1994.

   Significant decreases in the balance of nonperforming assets at March 31, 1994, as compared with the balance at March 31, 1993, occurred in the categories of nonperforming HLT and commercial and financial loans and other real estate, primarily the result of loan repayments and property sales. The increase in nonperforming consumer loans over this period resulted from the purchase in the third quarter of 1993 of $24 million of delinquent residential mortgages in connection with a sale of mortgage loan servicing rights. These loans are supported by government-sponsored mortgage insurance.

   At March 31, 1994, the common-equity-to-assets ratio was 8.2 percent, higher than the ratios of 7.5 percent at the end of 1993 and 7.7 percent at March 31, 1993, and above the regional bank peer group average of 7.2 percent at December 31, 1993. Shareholders' equity-to-assets at March 31, 1994 was 8.6 percent, compared with 8.5 percent at December 31, 1993, 9.2 percent at March 31, 1993, and a peer group average of 7.8 percent at December 31, 1993.

- --------------------------------------------------------------------------------
    CAPITAL POSITION
- --------------------------------------------------------------------------------
    (PERCENT)
                                          MAR 31  DEC 31  SEP 30  JUN 30  MAR 31
                                           1994    1993    1993    1993    1993
                                          --------------------------------------
    Common equity to assets                 8.2     7.5     7.7     7.6     7.7
    Tangible common equity to assets        7.2     6.9     7.1     7.0     7.1
    Total shareholders' equity to assets    8.6     8.5     8.8     9.1     9.2

    Tier 1 capital ratio                    8.4     9.2     9.5     9.5     9.8
    Total capital ratio                    12.3    13.3    13.9    13.0    12.9
    Leverage ratio                          7.6     7.6     8.0     8.1     8.2

- --------------------------------------------------------------------------------


  During 1993, First Bank System announced plans to repurchase approximately $275 million of its common stock, including all of the shares issued in the acquisition of Boulevard Bancorp. At March 31, 1994, $202 million in common stock had been repurchased.

First Bank System Reports First Quarter 1994 Results
April 14, 1994
Page 9



  On January 19, 1994, the First Bank System Board of Directors authorized the redemption of the entire outstanding amount of two preferred stock series, $89 million of the Preferred Series 1989A, and $70.3 million of the Preferred Series 1989B. This redemption is reflected in the March 31, 1994 capital ratios.

  First Bank System is a regional bank holding company headquartered in Minneapolis. The Company provides complete financial services to individuals and institutions through 13 banks and other financial companies with more than 200 offices, primarily in Minnesota, Colorado, Montana, North Dakota, South Dakota, Wisconsin and Illinois.
                                      ###

First Bank System, Inc. and Subsidiaries
Consolidated Statement of Income

                                                                                   Three Months Ended
                                                               ------------------------------------------------------------
(In Millions, Except Per-Share Data)                           March 31  December 31  September 30      June 30    March 31
(Unaudited)                                                        1994         1993          1993         1993        1993
- ---------------------------------------------------------------------------------------------------------------------------
Interest Income
Loans                                                            $338.2       $352.6       $353.9       $348.6       $343.5
Investment securities:
   Taxable                                                         46.4         46.9         52.9         58.4         60.0
   Exempt from federal income taxes                                 3.0          4.7          3.2          3.3          3.4
Trading account                                                     0.6          1.1          1.3          1.2          1.0
Federal funds sold and resale agreements                            4.3          5.7          3.5          5.9          8.6
Deposits with banks                                                  --           --          0.1           --          2.0
- ---------------------------------------------------------------------------------------------------------------------------
          Total interest income                                   392.5        411.0        414.9        417.4        418.5

Interest Expense
Deposits                                                           85.1         94.0        102.1        107.0        120.6
Federal funds purchased and repurchase agreements                   9.1          7.6          9.0          7.5          7.7
Other short-term funds borrowed                                     3.6          4.9          5.1          5.1          3.9
Long-term debt                                                     13.4         14.9         13.4         13.0         13.1
- ---------------------------------------------------------------------------------------------------------------------------
          Total interest expense                                  111.2        121.4        129.6        132.6        145.3
- ---------------------------------------------------------------------------------------------------------------------------
Net interest income                                               281.3        289.6        285.3        284.8        273.2
Provision for credit losses                                        24.0         27.0         27.0         33.1         38.1
- ---------------------------------------------------------------------------------------------------------------------------
Net interest income after provision for credit losses             257.3        262.6        258.3        251.7        235.1

Noninterest Income
Trust fees                                                         38.5         37.5         36.6         36.5         35.5
Credit card fees                                                   36.0         37.5         36.6         34.5         28.5
Service charges on deposit accounts                                29.4         28.4         28.6         28.0         30.3
Insurance commissions                                               5.0          5.3          5.8          4.5          5.3
Trading account profits and commissions                             2.7          2.2          2.4          2.9          2.6
Investment securities gains                                          --           --           --           --          0.3
Other                                                              40.2         35.0         32.0         34.1         38.7
                                                               ------------------------------------------------------------
          Total noninterest income                                151.8        145.9        142.0        140.5        141.2

Noninterest Expense
Salaries                                                           94.2         95.0         97.3         97.3         99.5
Employee benefits                                                  23.7         19.6         20.0         21.9         24.8
Net occupancy                                                      21.5         22.8         22.8         23.2         24.6
Furniture and equipment                                            19.1         19.2         17.8         18.5         17.2
FDIC insurance                                                     11.5         11.5         11.4         11.7         11.8
Advertising                                                         8.1          4.7          6.0          5.1          4.7
Amortization of goodwill and other intangible assets                8.0          7.7          7.7          7.7          7.5
Other personnel costs                                               7.7          8.5          7.2          6.6          5.2
Professional services                                               6.5         10.7          9.1          8.6          8.3
Data processing                                                     3.5          4.7          5.8          8.4          8.1
Other real estate                                                    --         (0.1)         2.2          0.9         (0.8)
Merger, integration and restructuring                                --           --           --         72.2           --
Other                                                              49.5         51.0         48.4         49.9         46.6
- ---------------------------------------------------------------------------------------------------------------------------
          Total noninterest expense                               253.3        255.3        255.7        332.0        257.5
- ---------------------------------------------------------------------------------------------------------------------------
Income before income taxes                                        155.8        153.2        144.6         60.2        118.8
Applicable income taxes                                            57.3         57.3         53.5         26.7         41.3
- ---------------------------------------------------------------------------------------------------------------------------
Net income                                                         98.5         95.9         91.1         33.5         77.5
===========================================================================================================================
Net income applicable to common equity                            $93.0        $90.4        $83.7        $26.1        $70.0
===========================================================================================================================

Earnings Per Common Share
Primary average common and common equivalent shares         110,771,619  111,278,886  113,721,471  113,392,157  113,982,746
Primary net income                                                $0.84        $0.81        $0.74        $0.23        $0.61
===========================================================================================================================

Fully diluted average common and common equivalent shares   114,546,109  114,983,271  117,818,585  113,471,564  118,084,155
Fully diluted net income                                          $0.83        $0.80        $0.73        $0.23        $0.61
===========================================================================================================================

First Bank System, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEET

(In Millions)                                           March 31  December 31 September 30     June 30    March 31
(Unaudited, Except December 31, 1993)                       1994         1993         1993        1993        1993
- -------------------------------------------------------------------------------------------------------------------
ASSETS
Cash and due from banks                                   $1,932       $1,682       $1,773      $1,713      $1,477
Federal funds sold                                           131        1,032           47         201         849
Securities purchased under agreements to resell              268          306          362         257         212
Interest-bearing deposits with banks                          --           --            1          --           2
Trading account securities                                    60           55          140         102         111
Available-for-sale securities                              4,334        3,319           72         216         145
Investment securities (market value: 9/30/93-$3,870;
  6/30/93-$4,013; 3/31/93-$4,246)                             --           --        3,794       3,937       4,163
Loans                                                     18,256       18,779       18,568      17,964      16,918
   Less allowance for credit losses                          442          423          427         435         443
- -------------------------------------------------------------------------------------------------------------------
   Net loans                                              17,814       18,356       18,141      17,529      16,475
Bank premises and equipment                                  387          382          393         381         406
Interest receivable                                          141          129          143         141         147
Customers' liability on acceptances                          143          186          167         133         143
Other assets                                               1,299          938          908         970       1,023
- -------------------------------------------------------------------------------------------------------------------
          Total assets                                   $26,509      $26,385      $25,941     $25,580     $25,153
===================================================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
   Noninterest-bearing                                   $ 6,808      $ 7,489      $ 6,882     $ 6,589     $ 5,593
   Interest-bearing                                       13,960       13,542       13,584      13,777      14,467
- -------------------------------------------------------------------------------------------------------------------
          Total deposits                                  20,768       21,031       20,466      20,366      20,060
Federal funds purchased                                      414          553          602         692         564
Securities sold under agreements to repurchase               640          369          373         290         336
Other short-term funds borrowed                              365          412          332         361         246
Long-term debt                                             1,090        1,015        1,030         857         808
Acceptances outstanding                                      143          186          167         133         143
Other liabilities                                            800          574          695         552         676
- -------------------------------------------------------------------------------------------------------------------
          Total liabilities                               24,220       24,140       23,665      23,251      22,833
Shareholders' Equity:
   Preferred stock                                           106          266          269         379         379
   Common stock                                              145          144          144         143         142
   Capital surplus                                           731          676          676         676         666
   Retained earnings                                       1,320        1,328        1,236       1,182       1,184
   Treasury stock                                            (13)        (169)         (49)        (51)        (51)
- -------------------------------------------------------------------------------------------------------------------
          Total shareholders' equity                       2,289        2,245        2,276       2,329       2,320
- -------------------------------------------------------------------------------------------------------------------
          Total liabilities and shareholders' equity     $26,509      $26,385      $25,941     $25,580     $25,153
===================================================================================================================

First Bank System, Inc. and Subsidiaries
CONSOLIDATED QUARTERLY AVERAGE BALANCE SHEET

                                                 March 31  December 31  September 30  June 30  March 31
(In Millions, Unaudited)                             1994         1993          1993     1993      1993
- -------------------------------------------------------------------------------------------------------
ASSETS
Securities:
  U.S. Treasury                                    $1,664       $1,664        $1,786   $1,849    $1,820
  Mortgage-backed securities                        1,348        1,356         1,459    1,657     1,473
  State & political subdivisions                      183          189           197      195       186
  U.S. agencies and other                             328          311           450      512       611
- -------------------------------------------------------------------------------------------------------
Total securities                                    3,523        3,520         3,892    4,213     4,090
Unrealized gain on available-for-sale securities       45           --            --       --        --
- -------------------------------------------------------------------------------------------------------
Net securities                                      3,568        3,520         3,892    4,213     4,090
Trading account securities                             64          125           139      108        97
Deposits with banks                                    --           --             1       --       229
Federal funds sold and
  resale agreements                                   547          713           402      758     1,103
Loans:
  Commercial:
    Commercial                                      6,445        6,222         6,039    6,038     5,974
    Financial institutions                          1,715        2,131         1,893    1,191       906
    Real Estate:
      Commercial mortgage                           1,504        1,501         1,495    1,535     1,509
      Construction                                    230          205           199      199       224
- -------------------------------------------------------------------------------------------------------
      Total commercial                              9,894       10,059         9,626    8,963     8,613
  Consumer:
      Residential mortgage                          2,358        2,463         2,515    2,567     2,592
      Residential mortgage held for sale              643        1,247         1,023      878       639
      Credit card                                   1,736        1,707         1,763    1,727     1,738
      Other                                         3,403        3,343         3,261    3,157     3,103
- -------------------------------------------------------------------------------------------------------
      Total consumer                                8,140        8,760         8,562    8,329     8,072
- -------------------------------------------------------------------------------------------------------
      Total loans                                  18,034       18,819        18,188   17,292    16,685
  Allowance for credit losses                         438          437           442      448       460
- -------------------------------------------------------------------------------------------------------
      Net loans                                    17,596       18,382        17,746   16,844    16,225
  Other earning assets                                110           93            88       84        63
- -------------------------------------------------------------------------------------------------------
       Total earning assets*                       22,278       23,270        22,710   22,455    22,267
Cash and due from banks                             1,646        1,889         1,710    1,701     1,570
Other assets                                        1,532        1,544         1,576    1,639     1,676
- -------------------------------------------------------------------------------------------------------
       Total Assets                               $25,063      $26,266       $25,554  $25,347   $25,053
=======================================================================================================
LIABILITIES AND SHAREHOLDERS' EQUITY
  Noninterest-bearing deposits                     $6,401       $7,505        $6,585   $6,272    $5,277
  Interest-bearing deposits:
      Interest checking                             2,571        2,517         2,438    2,428     2,410
      Money market accounts                         3,978        3,948         3,949    3,874     3,944
      Other savings accounts                        1,382        1,357         1,365    1,447     1,479
      Savings certificates                          4,259        4,488         4,744    5,049     5,567
      Certificates over $100,000                    1,013        1,115         1,167    1,214     1,239
- -------------------------------------------------------------------------------------------------------
        Total interest-bearing deposits            13,203       13,425        13,663   14,012    14,639
Short-term borrowings                               1,399        1,270         1,367    1,192     1,206
Long-term debt                                      1,056        1,072           916      847       817
- -------------------------------------------------------------------------------------------------------
        Total interest-bearing liabilities         15,658       15,767        15,946   16,051    16,662
Other liabilities                                     784          769           682      696       799
Preferred equity                                      209          268           367      379       379
Common equity                                       2,011        1,957         1,974    1,949     1,936
- -------------------------------------------------------------------------------------------------------
        Total Liabilities and
          Shareholders' Equity                    $25,063      $26,266       $25,554  $25,347   $25,053
=======================================================================================================

* Before deducting the allowance for credit losses and excluding the unrealized gain on available-for-sale securities.

First Bank System, Inc. and Subsidiaries
CONSOLIDATED DAILY AVERAGE BALANCE SHEET AND RELATED YIELDS AND RATES

                                                                   1994                        1993               % Change
                                                     --------------------------- ----------------------------
                                                                         Interest                    Interest     Average
                                                                           Yields                      Yields     Balance
For the Three Months Ended March 31                                           and                         and     Increase
(In Millions, Unaudited)                              Balance   Interest    Rates Balance   Interest    Rates     (Decrease)
- ------------------------------------------------------------------------------------------------------------------------------------
ASSETS
Securities:
  U.S. Treasury                                         $1,664     $21.6    5.26    $1,820     $26.5     5.91            (8.6)%
  Mortgage-backed securities                             1,348      19.2    5.78     1,473      25.0     6.88            (8.5)
  State & political subdivisions                           183       4.9   10.86       186       5.0    10.90            (1.6)
  U.S. agencies and other                                  328       4.0    4.95       611       8.0     5.31           (46.3)
- -------------------------------------------------------------------------        --------------------
      Total securities                                   3,523      49.7    5.72     4,090      64.5     6.40           (13.9)
      Unrealized gain on available-for-sale securities      45                          --
                                                         -----                       -----
         Net securities                                  3,568                       4,090
Trading account securities                                  64       0.6    3.80        97       1.1     4.60           (34.0)
Deposits with banks                                         --        --               229       2.0     3.54          (100.0)
Federal funds sold and resale agreements                   547       4.3    3.19     1,103       8.4     3.09           (50.4)
Loans:
    Commercial:
     Commercial                                          6,445     110.9    6.98     5,974     104.4     7.09             7.9
     Financial institutions                              1,715      11.7    2.77       906       7.1     3.18            89.3
     Real Estate:
         Commercial mortgage                             1,504      30.7    8.28     1,509      31.4     8.44            (0.3)
         Construction                                      230       4.1    7.23       224       4.4     7.97             2.7
                                                         ---------------             ---------------
         Total commercial                                9,894     157.4    6.45     8,613     147.3     6.94            14.9
    Consumer:
     Residential mortgage                                2,358      43.6    7.50     2,592      53.7     8.40            (9.0)
     Residential mortgage held for sale                    643      10.5    6.62       639      12.1     7.68             0.6
     Credit card                                         1,736      56.2   13.13     1,738      60.9    14.21            (0.1)
     Other                                               3,403      72.7    8.66     3,103      72.8     9.51             9.7
                                                         ---------------             ---------------
         Total consumer                                  8,140     183.0    9.12     8,072     199.5    10.02             0.8
                                                         ---------------             ---------------
         Total loans                                    18,034     340.4    7.66    16,685     346.8     8.43             8.1
  Allowance for credit losses                              438                         460                               (4.8)
- ---------------------------------------------------------------                     ------
     Net loans                                          17,596                      16,225                                8.4
Other earning assets                                       110       1.2    4.42        63       0.7     4.51            74.6
- ------------------------------------------------------------------------            ----------------
       Total earning assets*                            22,278     396.2    7.21    22,267     423.5     7.71           --
Cash and due from banks                                  1,646                       1,570                                4.8
Other assets                                             1,532                       1,676                               (8.6)
- ---------------------------------------------------------------                  ----------
       Total assets                                    $25,063                     $25,053                              --
===============================================================                  ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
    Noninterest-bearing deposits                        $6,401                      $5,277                               21.3 %
    Interest-bearing deposits:
     Interest checking                                   2,571       8.7    1.37     2,410      13.9     2.34             6.7
     Money market accounts                               3,978      24.2    2.47     3,944      24.0     2.47             0.9
     Other savings accounts                              1,382       6.4    1.88     1,479       8.0     2.19            (6.6)
     Savings certificates                                4,259      30.8    2.93     5,567      56.9     4.15           (23.5)
     Certificates over $100,000                          1,013      15.0    6.01     1,239      17.8     5.83           (18.2)
- -------------------------------------------------------------------------        --------------------
       Total interest-bearing deposits                  13,203      85.1    2.61    14,639     120.6     3.34            (9.8)
Short-term borrowings                                    1,399      12.7    3.68     1,206      11.6     3.90            16.0
Long-term debt                                           1,056      13.4    5.15       817      13.1     6.50            29.3
- -------------------------------------------------------------------------        --------------------
       Total interest-bearing liabilities               15,658     111.2    2.88    16,662     145.3     3.54            (6.0)
Other liabilities                                          784                         799                               (1.9)
Preferred equity                                           209                         379                              (44.9)
Common equity                                            2,011                       1,936                                3.9
- ---------------------------------------------------------------                  ---------
       Total liabilities and shareholders' equity      $25,063                     $25,053                              --
===============================================================                  =========
Net interest income                                               $285.0                      $278.2
=========================================================================                     ======
Gross interest margin                                                      4.33%                        4.17%
                                                                         =======                     ========
Gross interest margin without taxable-equivalent increments                4.27                         4.08
                                                                         =======                     ========
Net interest margin                                                        5.19                         5.07
                                                                         =======                     ========
Net interest margin without taxable-equivalent increments                  5.12                         4.98
                                                                         =======                     ========

Interest and rates are presented on a fully taxable-equivalent basis under a tax rate of 35 percent.

Interest income and rates on loans include loan fees. Nonaccrual loans are included in average loan balances.

* Before deducting the allowance for credit losses and excluding the unrealized gain on available-for-sale securities.

First Bank System, Inc. and Subsidiaries
SUPPLEMENTAL FINANCIAL DATA
(Dollars in Millions, Except Per Share Data)

                                                     March 31   December 31   September 30      June 30      March 31
                                                         1994          1993           1993         1993          1993
                                                  -----------   -----------   ------------   ----------   -----------
Loan Portfolio:
  Commercial and Financial                             $8,083        $8,180         $8,057       $7,437        $6,905
  HLTs                                                    191           183            134          209           230
  Commercial Real Estate                                1,861         1,726          1,731        1,699         1,741
  Residential Mortgage Held for Sale                      355         1,088          1,106        1,068           624
  Consumer                                              7,766         7,602          7,540        7,551         7,418
                                                  -----------   -----------   ------------   ----------   -----------
    Total Loans                                       $18,256       $18,779        $18,568      $17,964       $16,918

Ending Common Shares Outstanding                  115,901,974   109,401,664   113,233,763   113,054,767   112,242,896
Book Value per Common Share                            $18.84        $18.09        $17.72        $17.25        $17.29

Intangibles:
Goodwill                                                 $309          $168          $170          $173          $174
Purchased Mortgage Servicing Rights                        48            53            49            71            72
Other Intangibles                                         131           103           104           110           113
                                                  -----------   -----------   ------------   ----------   -----------
     Total Intangibles                                   $488          $324          $323          $354          $359

Excess Servicing Fee Receivable                           $16           $17           $19           $24           $26

                                                                              Three Months Ended
                                                  -------------------------------------------------------------------
                                                     March 31   December 31   September 30      June 30      March 31
                                                         1994          1993          1993          1993          1993
                                                  -----------   -----------   ------------   ----------   -----------
Net Interest Income*                                   $285.0        $293.3        $289.6        $289.5        $278.2
Net Interest Margin*                                     5.19%         5.00%         5.06%         5.17%         5.07%
Efficiency Ratio                                         58.0%         58.1%         59.2%         60.4%**       61.4%
Interest Yield on Average Loans                          7.66%         7.48%         7.78%         8.16%         8.43%
Rate Paid on Average Interest Bearing Liabilities        2.88%         3.05%         3.22%         3.31%         3.54%
Return on Average Assets                                 1.59%         1.45%         1.41%         1.32%**       1.25%
Return on Average Common Equity                          18.8%         18.3%         16.8%         15.7%**       14.7%
Preferred Dividends                                      $5.5          $5.5          $7.4          $7.4          $7.5
Gross Charge-offs                                       $48.1         $46.2         $57.7         $59.9         $61.2
Gross Recoveries                                        $22.5         $15.2         $23.1         $18.3         $18.4
Average Full-Time Equivalent Employees                 11,815        11,981        12,110        12,375        12,735

*    On a taxable-equivalent basis
**   Excluding merger-related charges